Exhibit 10.1

Execution Version

SIXTH AMENDED AND RESTATED

OPERATING AGREEMENT

of

SWITCH, LTD.

This Sixth Amended and Restated Operating Agreement of Switch, Ltd., a Nevada limited liability company (the “Company”), dated as of December 6, 2022 (this “Agreement”) is made by the members (each, a “Member” and, collectively, the “Members”) of the Company set forth on Schedule A hereto.

WHEREAS, the Company was formed by the filing of the articles of organization with the Secretary of State of Nevada pursuant to the provisions of Chapter 86 of the Nevada Revised Statutes (the “Act”) on November 18, 2003;

WHEREAS, the Company entered into a Fifth Amended and Restated Operating Agreement of the Company, dated as of October 5, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time to but excluding the date hereof, together with all schedules, exhibits and annexes thereto, the “Prior Operating Agreement”), with the members of the Company party thereto (including pursuant to consent and joinders thereto);

WHEREAS, on the date hereof, the Company and the Managing Member (as defined below), are consummating the transactions contemplated by the Agreement and Plan of Merger, dated as of May 11, 2022 (the “Merger Agreement”), by and among the Company, the Managing Member, Sunshine Bidco Inc., a Delaware corporation (“Parent”), Sunshine Parent Merger Sub Inc., a Nevada corporation and wholly owned subsidiary of Parent (“Parent Merger Sub”) and Sunshine Merger Sub, Ltd., a Nevada limited liability company and direct wholly owned subsidiary of the Company (“Company Merger Sub”), pursuant to which Parent Merger Sub will merge with and into the Managing Member with the Managing Member being the surviving entity of such merger (the “Merger”) and, immediately following the Merger, Company Merger Sub will be merged with and into the Company, with the Company being the surviving entity in such merger (together with the Merger, the “Mergers”);

WHEREAS, in connection with the consummation of the Mergers, certain employees of the Company (such employees, the “Rollover Members”) entered into rollover agreements, pursuant to which, among other things, immediately prior to the Mergers, such Rollover Members (i) contributed to Sunshine Intermediary Holdings Inc., a Delaware corporation (“Intermediary Holdings”) an aggregate of 12,943,444 Common Units (as defined below) in exchange for shares of common stock of Intermediary Holdings of an equivalent value (the “Exchange Shares”) and (ii) following the contribution, exchange and issuance set forth in clause (i), contributed to DB Sunshine Parent, LP, a Delaware limited partnership (“DB Sunshine Parent”) the Exchange Shares in exchange for limited partnership units of DB Sunshine Parent of an equivalent value (collectively, the “Rollover”);

WHEREAS, in connection with the Mergers and in order to effect the desired ownership structure of the Company and its parent companies following the Mergers, (i) Parent, certain of its parent companies and Parent Merger Sub entered into the omnibus contribution agreement, dated as of December 6, 2022, whereby, among other things, the Common Units contributed by the Rollover Members to Intermediary Holdings in connection with the Rollover will be contributed to Sunshine Sub Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Sunshine Sub”) and (ii) immediately following such contribution, Parent and the Managing Member entered into the contribution agreement, dated as of December 6, 2022, whereby Parent will contribute Sunshine Sub shares to the Managing Member (collectively, the “Contributions”);

WHEREAS, following the Contributions, the Managing Member and Sunshine Sub will be the sole Members of the Company;

WHEREAS, in connection with the consummation of the Mergers, the Rollover, and the Contributions, the Members desire to execute and deliver this Agreement to amend and restate the Prior Operating Agreement in its entirety pursuant to the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the Prior Operating Agreement is hereby amended and restated in its entirety to read as follows:

1. Name. The name of the Company shall be Switch, Ltd., or such other name as the Managing Member may from time to time hereafter designate.

2. Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth therefor in the Act.

3. Purpose. The purpose of the Company shall be, directly or indirectly through subsidiaries or affiliates, (i) to engage in any lawful business under the Act and applicable law which the Managing Member determines the Company shall engage in and (ii) to do all things necessary or incidental to the foregoing.

4. Powers. The Company shall possess and may exercise all the powers and privileges granted by applicable law, together with all powers incidental thereto.

5. Offices.

(a) The Company shall maintain its principal office at, and its affairs shall be conducted from, such place or places (either inside or outside the State of Nevada) as the Managing Member hereafter may designate.

(b) The registered office of the Company in the State of Nevada shall be located at 7135 South Decatur Boulevard, Las Vegas, Nevada 89118. The name and address of the registered agent of the Company for service of process on the Company in the State of Nevada shall be Corporation Service Company, 112 North Curry Street, Carson City, Nevada 89703. The Members may from time to time change the registered agent or office by an amendment to the certificate of formation of the Company.

6. Managing Member and the Members. The name and business or residence address of each of the Members is as set forth on Schedule A attached hereto. The Members hereby appoint Switch, Inc. as a “Manager” (the “Managing Member”) as defined in Section 86.071 of the Act and the Managing Member shall have exclusive right to manage, control and operate the Company. The Managing Member may, in its sole discretion, delegate the management of the Company to a board of directors and/or one or more committees and/or to one or more officers of the Company. Such board and each such committee shall have such powers and authority as may from time to time be designated by the Managing Member. The Managing Member shall at all times have the power and authority to dissolve such board of directors and any such committee and to remove and replace any member thereof (with or without cause) in its sole discretion at any time without notice. The Managing Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members under the laws of the State of Nevada.

7. Units.

(a) The membership interests of the Members shall be represented by issued and outstanding units, which may be divided into one or more types, classes or series, with each type, class or series having the rights and privileges set forth in this Agreement (the “Units”). The Managing Member shall maintain a schedule of all Members from time to time, and the respective Units held by them attached hereto as Schedule A. As of the date of this Agreement, the Company is authorized to issue one class of Units (the “Common Units”).

(b) In addition to the Units authorized, created and issued as of the date hereof, the Company may authorize, create and issue additional classes of securities as the Managing Member shall determine in its sole discretion and without the approval of any other Member with such designations, preferences, rights, powers and duties as shall be fixed by the Managing Member and which may include (but shall not be limited to), additional classes of Units reflecting additional capital contributions, to which the assets and liabilities and income and expenditure attributable or allocated to such class shall be applied or charged.

(c) In the event a Member makes any capital contribution, such Member shall receive Common Units in consideration therefor.

8. Term. The term of the Company commenced upon the filing of the articles of organization in accordance with the Act and shall continue in existence until termination and dissolution of the Company in accordance with Section 14 of this Agreement.

9. Capital Contributions. The Members shall make capital contributions to the Company in such amounts and at such times as shall be determined by the action of all of the Members, which amounts shall be set forth in the books and records of the Company. The Managing Member or any delegate thereof shall have the right to update Schedule A hereof from time to time to reflect any changes to the relative contributions to the capital of the Company made by the Members.

10. Withdrawal. No Member shall have the right to withdraw from the Company except with the consent of all of the Members and upon such terms and conditions as may be specifically agreed upon between the withdrawing Member and the remaining Members. The provisions hereof with respect to distributions upon withdrawal are exclusive, and no Member shall be entitled to claim any further or different distribution upon withdrawal under Section 86.331 of the Act or otherwise.

11. Additional Members. The Managing Member shall have the right to admit additional Members upon such terms and conditions, at such time or times, and for such capital contributions as shall be determined by the Managing Member; and in connection with any such admission, the Managing Member shall have the right to update Schedule A hereof to reflect the name and address of the admitted Member and any resulting changes to the Members’ pro rata contributions to the Company. Any update or revision to Schedule A made in accordance with this Agreement shall not be deemed an amendment to this Agreement and shall not require any Member approval. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as updated and modified by the Managing Member and in effect from time to time.

12. Allocations and Distributions. All distributions of cash or other assets of the Company shall be made at such times and in such amounts to the Members as the Managing Member may determine. Distributions shall be made to (and profits and losses of the Company shall be allocated among) the Members pro rata in accordance with the percentages set forth on Schedule A, or in such other manner and in such amounts as all of the Members shall agree from time to time and which shall be reflected in the books and records of the Company.

13. Return of Capital. No Member has the right to receive any distributions which include a return of all or any part of such Member’s capital contribution; provided, that upon the dissolution and winding up of the Company, the assets of the Company shall be distributed as provided in Section 86.521 of the Act.

14. Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the determination of the Managing Member to dissolve the Company, (b) the time at which there are no Members, or (c) the entry of a decree of judicial dissolution under Section 86.495 of the Act.

15. Authorization.

(a) Notwithstanding any provision in this Agreement to the contrary, the Company is hereby authorized, without the need for any further act, vote or consent of the Members, (i) to execute and deliver, and to perform the Company’s obligations under this Agreement, as amended and/or restated, and (ii) to take any action, in such capacity, contemplated by or arising out of this Agreement.

(b) The Managing Member and any other person designated by the Managing Member, acting individually, is hereby authorized and empowered, as an authorized person of the Company, within the meaning of the Act, or otherwise (the Managing Member hereby authorizing and ratifying any of the following actions): to prepare or cause to be prepared, and to sign, execute and deliver and/or file (including any such action in the name and on behalf of the Company) (A) such agreements, instruments, certificates and other documents as may be necessary or desirable in furtherance of the Company’s purpose, (B) any certificates, forms, notices, applications and other documents to be filed with any government or governmental or regulatory body on behalf of the Company, (C) any certificates, forms, notices, applications and other documents that may be necessary or advisable in connection with any bank account of the Company, and all checks, notes, drafts and other documents of the Company that may be required in connection with any such bank account or any banking facilities or services that may be utilized by the Company, (D) resolutions with respect to any of the foregoing matters (which resolutions, when executed by any person authorized as provided in this Section 15(b), each acting individually, shall be deemed to have been adopted by the Managing Member for all purposes), and (E) any amendments, restatements and/or supplements of any of the foregoing.

The authority granted to any person (other than the Managing Member) in this Section 15(b) may be revoked at any time by the Managing Member.

16. Amendments. This Agreement may be amended upon the written consent of the Members holding a majority of the Common Units.

17. Miscellaneous. The Members shall not have any liability for the debts, obligations or liabilities of the Company except to the extent provided by the Act.

18. Indemnification.

(a) The Company hereby agrees to indemnify and hold harmless any individual or any corporation, partnership, limited-liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity (each an “Indemnified Person”) to the fullest extent permitted under the Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Indemnified Person (or one or more of such Indemnified Person’s affiliates) by reason of the fact that such Indemnified Person is or was a Member or is or was serving at the request of the Company as the Managing Member, an officer, an employee or another agent of the Company or is or was serving at the request of the Company as a manager, member, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise; provided, however, that no Indemnified Person shall be indemnified for actions not made in good faith and not or in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding other than by or in the right of the Company, had reasonable cause to believe the conduct was unlawful, or for any present or future breaches of any representations, warranties or covenants by such Indemnified Person or its affiliates contained herein or in the other agreements with the Company. Expenses, including attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company as they are incurred and in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that such Indemnified Person is not entitled to be indemnified by the Company.

(b) The right to indemnification and the advancement of expenses conferred in this Section 18 shall not be exclusive of any other right which any Indemnified Person may have or hereafter acquire under any statute, agreement, bylaw, action by the Managing Member or otherwise.

(c) The Company shall maintain directors’ and officers’ liability insurance, or make other financial arrangements, at its expense, to protect any Indemnified Person (and the investment funds, if any, they represent) against any expense, liability or loss described in Section 18(a) whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 18. The Company shall use its commercially reasonable efforts to purchase directors’ and officers’ liability insurance (including employment practices coverage) with a carrier and in an amount determined necessary or desirable as determined in good faith by the Managing Member.

(d) Notwithstanding anything contained herein to the contrary (including in this Section 18), the Company agrees that any indemnification and advancement of expenses available to any current or former Indemnified Person from any investment fund that is an affiliate of the Company who served as a director of the Company or as a Member of the Company by virtue of such Indemnified Person’s service as a member, director, partner or employee of any such fund prior to or following the date hereof (any such Indemnified Person, a “Sponsor Person”) shall be secondary to the indemnification and advancement of expenses to be provided by the Company pursuant to this Section 18 which shall be provided out of and to the extent of Company assets only and no Member (unless such Member otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional capital contributions to help satisfy such indemnity of the Company and the Company (i) shall be the primary indemnitor of first resort for such Sponsor Person pursuant to this Section 18 and (ii) shall be fully responsible for the advancement of all expenses and the payment of all damages or liabilities with respect to such Sponsor Person which are addressed by this Section 18.

(e) If this Section 18 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 18 to the fullest extent permitted by any applicable portion of this Section 18 that shall not have been invalidated and to the fullest extent permitted by applicable law.

19. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada. Any dispute relating hereto shall be heard in the state or federal courts of the State of Nevada, and the parties agree to jurisdiction and venue therein.

20. Headings; Interpretation. The titles of the headings of the Sections of the Agreement are for convenience of reference only, and are not to be considered in construing the terms and provisions of this Agreement. Reference herein to Sections shall be to Sections of this Agreement unless otherwise expressly provided.

21. Benefits of the Agreement. This Agreement shall not be construed to confer upon any person or entity, other than the parties hereto and their respective successors, any right, remedy or claim under or by reason of this Agreement or any part hereof.

22. Officers. The Company, and the Managing Member on behalf of the Company, acting singly or jointly, may employ and retain persons as may be necessary or appropriate for the conduct of the Company’s business (subject to the supervision and control of the Managing Member), including employees and agents who may be designated as officers with titles, including, but not limited to, “chairman,” “chief executive officer,” “president,” “vice president,” “treasurer,” “secretary,” “managing director,” “chief financial officer,” “assistant treasurer” and “assistant secretary” as and to the extent authorized by the Managing Member.

23. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

24. Counterparts. This Agreement may be executed in separate counterparts, including pursuant to an omnibus signature page, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

25. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

26. Approval of Sunshine Acquisition Holdings GP, LLC Board. Notwithstanding anything in this Agreement to the contrary, the Managing Member shall not take, or permit any officer or authorized person to take, any action with respect to the Company which would require approval of the board of directors of Sunshine Acquisition Holdings GP, LLC, a Delaware limited liability company (“Sunshine Acquisition Holdings”), unless the requisite approval under the amended and restated limited liability company agreement of Sunshine Acquisition Holdings, dated as of December 6, 2022 (as amended, restated, or amended and restated from time to time) has been obtained prior to the taking of such action.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of December 6, 2022.

SWITCH, INC.

/s/ Gabe Nacht
NAME: Gabe Nacht
TITLE: Chief Financial Officer

[Signature Pages to Sixth Amended and Restated Operating Agreement of Switch, Ltd.]

SUNSHINE SUB INC.

/s/ Gabe Nacht
NAME: Gabe Nacht
TITLE: Chief Financial Officer and Treasurer

[Signature Pages to Sixth Amended and Restated Operating Agreement of Switch, Ltd.]